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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OptiMark Holdings, Inc. on Form S-8 of our report dated April 11, 2001 appearing in the Annual Report on Form 10-K of OptiMark Holdings, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP




New York, New York

April 11, 2001